Order

UNIFOIL™

Order
Date
Customer PO

Unifoil Corporation
12 Daniel Rd
FAIRFIELD NJ 07004

Bill To:

Ship To:

END USE / Project:
Product Market Code: SUNI-ENTERTAIN

Acct Manager/ Contact	Customer Number	Overage and Underage Tolerance %	Payment Terms	Shipping Method	Ship Date
		10.00 / 10.00	Net 10 Days	CUSTOMER PICKUP	

Ordered	Item Number	Description	UOM	Price per Thousand	MSF Price	Extended Price
		UNILUSTRE SILVER (UNIBLOCK) TO 10 PT CROWN BD C1S 24.375 X 20 WI2564SH	SH	..7		2

Subtotal	
Misc	$0.00
Freight	$0.00
Total	

Example

THANK YOU FOR YOUR BUSINESS!

Unifoil Corporation has received, and thanks You for, your order which has been numbered and transcribed as shown above. Your order has been accepted, and Unifoil Corporation will commence production of your order, EXCEPT upon receipt by us from You in writing of cancellation of this Acknowledgment and Agreement. Absent Your written cancellation of this Acknowledgement and Agreement and, upon satisfaction of the other terms and conditions of acceptance of your order by Unifoil Corporation You hereby agree to the terms and conditions and all other things stated on this page (including all information set forth above) and on the reverse side of this page in their entirety and you also hereby agree that the information set forth above is correct.

Order

UNIFOIL™

Order ORD054629
Date 5/10/2023
Customer PO 356659

TERMS AND CONDITIONS OF ACKNOWLEDGMENT AND AGREEMENT

1. **DEFINITIONS.** Unifoil Corporation is also sometimes referred to in these Terms & Conditions and on the front side of this page as "Unifoil," "Seller," "Us" or "We." The Buyer referred to on the front side of this page is also sometimes referred to in these Terms & Conditions and on the front side of this page as "Buyer" or "You" or by the Buyer's full name as indicated on the front side of this page (or by any abbreviation of that name).

2. **CREDIT APPROVAL.** All orders are subject to approval and acceptance by Unifoil of the Buyer's credit.

3. **DESCRIPTION OF ORDER.** The information concerning your order set forth on the front side of this page shall conclusively be deemed to be correct unless You notify Us in writing to the contrary and We agree in writing to any changes prior to the time when You return to Us this Acknowledgment and Agreement signed by You.

4. **ENTIRE AGREEMENT.** This Acknowledgment and Agreement, including these Terms & Conditions set forth on this page and all terms and conditions and all other information and things stated on the front side of this page, constitute the entire, sole and exclusive agreement between You and Unifoil concerning the order in question (and are collectively referred to as "Agreement"). Neither Buyer's purchase order or any other documents nor the terms and conditions of Buyer's purchase order or any other documents are part of the Agreement between You and Unifoil. There are no oral understandings or representations which affect or are a part of this Agreement.

5. **PRICE.** The prices and charges stated on the front side of this page for the materials and items sold by Unifoil to You are subject to change without notice and shall be invoiced and paid for by You at Unifoil's prices and charges in effect at the time of actual shipment by Unifoil. In addition, Seller assumes no responsibility for any changes in specifications or for any other changes to the order unless and until such changes are confirmed in writing by Buyer and accepted in writing by Seller. Any price variation resulting from such changes shall become effective immediately upon acceptance of such changes by Seller.

6. **PAYMENT.** Buyer shall make payment in full within 30 days from the date of the invoice. Buyer shall not be entitled to any discounts.

7. **TAXES.** Unless otherwise stated, prices specified by Unifoil do not include any Federal, State or local taxes (including, without limitation, sales, use, excise, manufacturing, receipts, gross income, occupation and similar taxes). Whenever such taxes are applicable, such taxes will be for the account of Buyer and may be added to the invoice to Buyer and shall be paid by Buyer.

8. **RISK OF LOSS.** All risk of loss or damage in transit or otherwise shall be borne by Buyer after delivery of items and materials to F.O.B. point stated on the front side of this page.

9. **BUYER'S DEFAULT.** Buyer shall not have the right to cancel this order or this Agreement. Buyer shall be liable for any losses and/or damages, including, but not limited to, the full prices and charges pursuant to this Agreement as well as costs and expenses for labor and materials and the loss of Seller's reasonable profits, suffered by Seller by reason of Buyer's breach or default under this Agreement including Buyer's failure or refusal to accept, or rejection of, materials and items ordered, by reason of Buyer's failure to pay for same or by reason of any other breach or default by Buyer. In such event, Seller may (but shall not be required to), without notice to Buyer, retain or repossess the materials and items (with Buyer also being liable for freight, storage, handling and other costs).

10. **SELLER'S DELAY.** Seller shall not be liable for any delay or failure in performance or in the delivery or shipment of materials and items hereunder or for any damages or losses suffered by Buyer by reason of same, when same is, directly or indirectly caused by or in any manner arises from, acts of God, public enemies, fires, floods, epidemics, quarantine restrictions, explosions, accidents, riots, mobilizations, wars, rebellions, revolutions, blockades, hostilities, governmental regulations, requirements, restrictions, interference or embargoes, strikes, lockouts, differences with workers, labor disputes, inadequate transportation facilities, delays or interruptions in transportation, shortage of labor, fuel, raw materials, supplies or power, accidents to, breakdowns to, or mechanical failure of, plant machinery or equipment, default in whole or in part by any supplier to Seller, failure or delay in whole or in part by any supplier to Seller in providing materials or items to Seller, arising from any cause whatsoever, or any other cause or causes (whether or not similar in nature to any of those hereinbefore specified), beyond Seller's control. All orders shall be deemed to be suspended so long as any such cause shall prevent or delay performance. Seller agrees to make, and Buyer agrees to accept, delivery within a reasonable time after such cause no longer exists.

11. **EQUIPMENT.** (a) Any equipment (including jigs, dies, and tools, but excluding patterns) which Seller constructs or acquires for use in the production of materials and items for Buyer shall be and remain Seller's sole and exclusive property and in Seller's exclusive possession and control, and any charges therefor made by Seller to Buyer shall be for the use of such equipment only and shall not be deemed to render Buyer the owner of such equipment; (b) any equipment owned or furnished by Buyer will, while in Seller's possession, be carefully handled and stored by Seller, but Seller shall have no responsibility or liability for loss or damage thereto; (c) when for 36 consecutive months no orders are received from Buyer for materials and items to be made with any equipment referred to in the foregoing subparagraphs (a) and (b) Seller may make such disposition of such equipment as Seller desires without any liability to Buyer.

12. **PATENTS.** In the event that Buyer incorporates any of the materials and/or items ordered from Seller into products produced or obtained by Buyer, Buyer shall indemnify and hold harmless Seller against all claims, causes of action and/or liability, including also reasonable attorney's fees and costs and expenses incurred by Seller, based upon any infringement and/or claim of infringement of any patents.

13. **ESSENTIAL TERMS.** Time of performance by Buyer and time of payment to Seller are of the essence of this Agreement and if Buyer breaches or defaults, or if the financial responsibility of the Buyer shall at any time become impaired or unsatisfactory to Seller in Seller's sole judgment, Seller shall have the right to terminate this Agreement without notice to Buyer, or to defer or to discontinue further production and shipments hereunder, and in either event Seller shall have the right to treat any such breach or default as a breach or default by Buyer under this Agreement and to pursue all resulting rights and remedies against Buyer including for damages as provided for in this Agreement and/or as provided pursuant to law in the event of breach or default by Buyer.

14. **WARRANTY AND DAMAGES.** Seller warrants that the materials and items to be supplied hereunder will conform, to a commercially reasonable extent, to the description on the front side of this page, that Seller will convey to the Buyer good title to the materials and items and that such materials and items will be delivered free from any lawful security interest or other lien or encumbrance asserted against Seller. THERE IS NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NO OTHER EXPRESS OR IMPLIED WARRANTY WHATSOEVER EXCEPT FOR THE WARRANTIES SET FORTH IN THE FIRST SENTENCE OF THIS PARAGRAPH.

    SELLER SHALL NOT IN ANY EVENT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, OR ANY DAMAGES CONSISTING OF LOST PROFITS, FOR ANY DELAY OR LOSS, FOR ANY BREACH OF WARRANTY, FOR ANY NEGLIGENCE, FOR ANY DEFECT OR NON-COMPLIANCE OF ANY MATERIALS OR ITEMS, FOR ANY OTHER ASPECT OF ITS PERFORMANCE OF THIS AGREEMENT, OR FOR ANY OTHER REASON OR CAUSE WHATSOEVER. SELLER'S EXCLUSIVE LIABILITY AND BUYER'S EXCLUSIVE REMEDY IS EXPRESSLY LIMITED TO (A) THE REPAIR OR REPLACEMENT WITHOUT COST TO BUYER, OF DEFECTIVE OR NON-COMPLYING MATERIALS AND ITEMS, OR THE REPAYMENT OF THE PORTION OF THE PURCHASE PRICE APPLICABLE TO THE DEFECTIVE OR NON-COMPLYING MATERIALS AND ITEMS WHICH WAS PAID BY BUYER UPON RETURN BY BUYER OF THE DEFECTIVE OR NON-COMPLYING MATERIALS AND ITEMS TO SELLER, OR (B) THE GRANTING OF A REASONABLE ADJUSTMENT TO THE PURCHASE PRICE ON ACCOUNT OF ANY DEFECTS OR NON-COMPLIANCE, AS SELLER, IN SELLER'S SOLE DISCRETION, MAY ELECT.

    Notwithstanding the provisions of this paragraph 14, Seller shall have no liability to Buyer in the instances covered by paragraph 10 above.

15. **CORRECTIONS.** In the event that Buyer alleges that any materials and/or items are defective and/or do not comply with the provisions of this Agreement, the Buyer shall give to Unifoil detailed written

THANK YOU FOR YOUR BUSINESS!

Unifoil Corporation has received, and thanks You for, your order which has been numbered and transcribed as shown above. Your order has been accepted, and Unifoil Corporation will commence production of your order, EXCEPT upon receipt by us from You in writing of cancellation of this Acknowledgment and Agreement. Absent Your written cancellation of this Acknowledgement and Agreement and, upon satisfaction of the other terms and conditions of acceptance of your order by Unifoil Corporation You hereby agree to the terms and conditions and all other things stated on this page (including all information set forth above) and on the reverse side of this page in their entirety and you also hereby agree that the information set forth above is correct.

notice of such alleged defect or alleged non-compliance and Unifoil shall be entitled to a reasonable time to investigate and correct same. No materials or items which are alleged to be defective or not to comply shall be returned to Unifoil unless and until Unifoil gives specific written shipping instructions authorizing such return. In the event that Unifoil authorizes return of any materials and items and/or issues any credit such return and/or any credit is conditional only and for the Buyer's convenience and shall not be final unless and until Unifoil notifies the Buyer in writing that, and to what extent, if any, Unifoil accepts and agrees with Buyer's allegations of defect or non-compliance. Unifoil shall have the right to reship to the Buyer any materials and items which were returned to Unifoil, and to reverse any credits which may have been issued or to rebill the material and items, in the event that Unifoil does not agree with Buyer's allegations of defect and non-compliance, or in the event Unifoil corrects any defect or non-compliance. In any event, Buyer shall be responsible for payment unless Unifoil agrees with Buyer's allegations of defect and non-compliance and Unifoil does not correct same. Any claim by Buyer on account of alleged defect or non-compliance or any cause whatsoever shall conclusively be deemed waived by Buyer unless detailed written notice thereof is given to Seller within ninety (90) days after the date of shipment by Seller.

16. **VARIATIONS.** Materials and items furnished hereunder shall be subject to Seller's standard tolerances for variations. Shipping tolerances will be plus or minus 10% unless otherwise agreed upon by Buyer and Seller.

17. **PARTIAL RELEASE.** As to any order based upon percentage or partial releases, the total order must be fully requisitioned by Buyer and shipped within 90 days after production, or the Seller at 90 days after production or anytime thereafter may without further authorization ship the order or balance of order and invoice the same to the Buyer and the Buyer shall be required to pay such invoices..

18. **SERVICE CHARGES.** Overdue invoices (i.e., invoices not paid in full within 30 days after the date of the invoice) will be subject to a service charge of 1½ percent per month or the highest amount permitted by law, whichever is less. Such service charge shall commence on the date of the invoice.

19. **ATTORNEYS FEES.** In connection with any payments not made by Buyer when due and/or in connection with any other disputes between Buyer and Seller, the Buyer shall also be responsible for, and pay to Seller, all reasonable attorney's fees (it being agreed by Buyer and Seller that in the instance of payments not made by Buyer when due reasonable attorney's fees shall be 33 1/3 percent of the amount due to Seller), and costs and expenses, incurred by Seller.

20. **SELLER'S RIGHTS CUMULATIVE.** Seller's rights and remedies set forth in this Agreement are cumulative and in addition to any and all other rights and remedies provided by law. No action taken, or withheld, by Seller shall be deemed to be an election by Seller of its rights or remedies to the exclusion of any other rights and remedies.

21. **CORRECTION OF ERRORS.** All stenographic and clerical errors are subject to correction.

22. **AUTHORIZATION.** The person who signs this Agreement on behalf of Buyer represents and warrants that he is fully authorized to do so.

23. **MISCELLANEOUS TERMS AND CONDITIONS.**

    a) This Agreement and the performance of this Agreement shall be governed, interpreted, construed and regulated by the laws of the State of New Jersey;

    b) Any and all claims, causes of action and/or liability concerning this Agreement and/or the materials and items ordered by Buyer shall be determined by, and Buyer expressly submits and consents to, the jurisdiction of the state courts of the State of New Jersey located in the State of New Jersey, County of Passaic, and the federal courts located in the State of New Jersey;

    c) This Agreement may be assigned by the Seller, but may not be assigned by the Buyer without the prior written consent of the Seller;

    d) The failure of either party (i.e., Seller or Buyer) at any time to require performance by the other party of any provision of this Agreement or to resort to any remedy shall in no way affect the right of such party to require such full performance or to resort to any remedy at any time thereafter nor shall the waiver by either party of any breach or default of any provision of this Agreement be taken or held to be a waiver of any subsequent breach of any such provision unless so stated in writing. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged with such waiver. The failure of Seller to object to any provisions in any communication from Buyer shall not be deemed an acceptance of such provisions;

    e) All section headings used in this Agreement have been inserted only as a matter of convenience and reference and in no way define, limit or describe the scope or intent of any provisions nor in any way affect any such provisions;

    f) This Agreement shall not be amended, modified or supplemented except in writing signed by the Seller.

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FSC® C074366
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SUSTAINABLE FORESTRY INITIATIVE
SFI-00948

PEFC

THANK YOU FOR YOUR BUSINESS!

Unifoil Corporation has received, and thanks You for, your order which has been numbered and transcribed as shown above. Your order has been accepted, and Unifoil Corporation will commence production of your order, EXCEPT upon receipt by us from You in writing of cancellation of this Acknowledgment and Agreement. Absent Your written cancellation of this Acknowledgement and Agreement and, upon satisfaction of the other terms and conditions of acceptance of your order by Unifoil Corporation You hereby agree to the terms and conditions and all other things stated on this page (including all information set forth above) and on the reverse side of this page in their entirety and you also hereby agree that the information set forth above is correct.